Exhibit 99.1
Metal Management, Inc.
325 N. LaSalle Street • Suite 550
Chicago, Illinois 60610
www.mtlm.com
Nasdaq: MTLM
FOR IMMEDIATE RELEASE
METAL MANAGEMENT, INC. AND SOUTHERN HOLDINGS, L.L.C.
DIVEST SOUTHERN RECYCLING, L.L.C.
CHICAGO, IL and NEW ORLEANS, LA – April 28, 2006 – Metal Management, Inc. (Nasdaq: MTLM), one of the nation’s largest full service scrap metal recyclers, and Southern Holdings, L.L.C., a privately-owned company, today announced the sale of Southern Recycling, L.L.C. to European Metal Recycling Ltd. (EMR) for $161.4 million in cash.
Headquartered in Covington, Louisiana, Southern Recycling, L.L.C. is the largest scrap metal recycler in the Gulf Coast region with 15 facilities in Louisiana, Alabama, Mississippi and Florida. Prior to completion of the transaction, Southern Holdings, L.L.C. owned 71.5 percent of Southern Recycling, L.L.C. and Metal Management, Inc. owned the remaining 28.5 percent.
“EMR’s valuation presented an outstanding opportunity to realize a significant and immediate cash return on Metal Management’s investment in Southern Recycling,” said Daniel W. Dienst, Chairman, President and Chief Executive Officer of Metal Management, Inc. “We have enjoyed a profitable relationship with the Southern team and thank their managers and employees for all of their contributions through the years.”
“Since 1900, our family has been in the metals recycling business and today Southern Recycling is among the largest recyclers of scrap metal in the U.S.,” said Edward L. Diefenthal, co-owner and Chief Executive Officer of Southern Holdings, L.L.C. “Though bittersweet for my family, EMR’s earnest interest convinced us to sell our stake in Southern Recycling.”
“We are proud of the performance and leadership of the Southern Recycling employees who will be a valuable addition to EMR. We are pleased that the existing management team will continue to operate under the leadership of Pat Ryan who has been named Chief Executive Officer of Southern Recycling after many years of service as Chief Operating Officer,” added Mr. Diefenthal.
Based upon its ownership interest, Metal Management, Inc. received approximately $46 million. Metal Management, Inc. expects to record a one-time gain of approximately $17 million after tax in its first fiscal quarter of 2007. Metal Management, Inc. accounts for its investment in Southern Recycling, L.L.C. under the equity method of accounting.

About Southern Recycling, L.L.C.
Southern Recycling is a Louisiana-based scrap metal recycler with 15 facilities in 4 states.
About Metal Management, Inc.
Metal Management is one of the largest full service metal recyclers in the United States, with approximately 50 recycling facilities in 16 states. For more information about Metal Management, Inc., visit the Company’s website at www.mtlm.com.
Forward Looking Statements
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the Company and its subsidiaries. As discussed in our annual report on Form 10-K for the fiscal year ended March 31, 2005, and in other periodic filings filed by the Company with the U.S. Securities and Exchange Commission, some of the factors that could affect our performance include, among other things: cyclicality and competitiveness of the metals recycling industry, commodity price fluctuations, debt covenants that restrict our ability to engage in certain transactions, compliance with environmental, health, safety and other regulatory requirements applicable to the Company, potential environmental liability, risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk, impact of export and other market conditions on the business, availability of scrap alternatives, and under funded defined benefit pension plans.
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Contacts:

FOR METAL MANAGEMENT
Analysts & Investors
Robert C. Larry, Chief Financial Officer	Media
Metal Management, Inc.	Andrew B. Siegel
(312) 645-0700	Joele Frank, Wilkinson Brimmer Katcher
rlarry@mtlm.com	(212) 355-4449 ext. 127